PROMISSORY NOTE


$500,000.00                                                    October 31, 1996


1. FOR VALUE RECEIVED, VIDEO SENTRY CORPORATION, a Minnesota corporation (the "Borrower"), hereby promises to pay to the order of ROBERT D. FURST, JR., his successors and assigns (the "Holder"), at 3900 Walden Road, Deephaven, Minnesota 55391, the sum of Five Hundred Thousand and no/100 Dollars ($500,000.00), in lawful money of the United States and immediately available funds, inclusive of interest on the unpaid balance accruing as of the date hereof at a rate equal at all times to ten percent (10%) per annum.

2. The outstanding balance of this Note in an amount equal to the unpaid principal balance and all unpaid interest outstanding as of January 1, 1997 shall be due and payable in full on said date (the "Maturity Date").

3. The outstanding balance of this Note may be prepaid at any time at the option of the Borrower, in whole or in part without premium or penalty.

4. As used herein, the term "Event of Default" shall mean and include any one or more of the following events:

     (a) the Borrower shall fail to pay any amounts required to be paid by the Borrower under this Note within 10 days after written notice thereof to the Borrower;

     (b) the Borrower shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future state or federal bankruptcy act or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent, or shall make a general assignment for the benefit of its creditors, or shall be unable to pay its debts generally as they become due; or if an order for relief under any present or future federal bankruptcy act or similar state or federal law shall be entered against the Borrower; or if a petition or answer requesting or proposing the entry of such order for relief or the adjudication of the Borrower as a debtor or bankrupt or reorganization under any present or future state or federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof; or if a receiver, trustee or liquidator of the Borrower or of all or substantially all of the assets of the Borrower shall be appointed in any proceeding brought against the Borrower and shall not be discharged within sixty (60) days of such appointment; or if the Borrower shall consent to or acquiesce in such appointment; or if more than $10,000 worth of property of the Borrower shall be levied upon or attached in any proceeding; or

     (c) the Borrower shall liquidate, dissolve, terminate or suspend (for a period of sixty (60) days or more) its business operations, or sell all or substantially all of its assets, without the prior written consent of the Holder.

5. Upon the occurrence of an Event of Default or any time thereafter, the Holder shall have the right to, at its option, declare the entire balance then remaining unpaid on this Note to be immediately due and payable, and the same shall thereupon be immediately due and payable, together with all interest accrued hereon (and to be accrued hereon through the Maturity Date), without notice or demand.

6. Upon the occurrence of an Event of Default or at any time thereafter, the Borrower promises to pay all costs of collection of this Note, including but not limited to reasonable attorneys' fees, paid or incurred by the Holder on account of such collection, whether or not suit is filed with respect thereto and whether such cost or expense is paid or incurred, or to be paid or incurred, prior to or after the entry of judgment.

7. Demand, presentment, protest and notice of nonpayment and dishonor of this Note are hereby waived.

8. This Note shall be governed by and construed in accordance with the laws of the State of Minnesota.

9. This Note is secured pursuant to a Security Agreement of even date herewith.


                                       BORROWER:

                                       VIDEO SENTRY CORPORATION


                                       By: /s/ Ron McClurg
                                           Its V.P. Finance